                                                            Exhibit 99.(d)(2)(v)

                                   APPENDIX A

                         EVERGREEN INVESTMENT MANAGEMENT
                             SUB-ADVISORY AGREEMENT
                           WELLS FARGO VARIABLE TRUST

               ---------------------------------------------------
               Wells Fargo Advantage VT International Core Fund/1/
               ---------------------------------------------------

Appendix A amended:  January 11, 2010

----------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund effective July 16, 2010.

                                   APPENDIX B

                         EVERGREEN INVESTMENT MANAGEMENT
                             SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT
                           WELLS FARGO VARIABLE TRUST

     This fee agreement is effective as of the 11th day of January, 2010, by and between Wells Fargo Variable Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and Evergreen Investment Management Company, LLC (the "Sub-Adviser").

     WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the "Fund"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

                                  SUB-ADVISORY RATE     SUB-ADVISORY RATE
                                PRIOR TO SHAREHOLDER    UPON SHAREHOLDER
                                      APPROVAL*             APPROVAL*
                                --------------------   -------------------
           FUND                  Breakpoints   Rate     Breakpoints   Rate
-----------------------------    -----------   -----    -----------   -----
VT International Core Fund/1/    First $50M    0.35%    First $200M   0.45%
                                 Next $500M    0.29%    Over $200M    0.40%
                                 Over $550M    0.20%

*    See Section 13 of the Agreement.

     If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to a Fund.

/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund effective July 16, 2010.

     The foregoing fee schedule is agreed to as of this 11th day of January, 2010, and shall remain in effect until agreed and changed in writing by the parties.

                               WELLS FARGO VARIABLE TRUST
                               on behalf of the Fund


                               By:
                                  ----------------------------------------------
                                  C. David Messman
                                  Secretary

                               WELLS FARGO FUNDS MANAGEMENT, LLC


                               By:
                                  ----------------------------------------------
                                  Andrew Owen
                                  Executive Vice President

                               EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC


                               By:
                                  ----------------------------------------------
                                  Pamela Rose
                                  Senior Vice President, Managing Director